United States Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]	Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

Energy Edge Technologies Corporation
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3) (4)	Filing Party: Date Filed:

Energy Edge Technologies Corporation
1200 Route 22 East, Suite 2000
Bridgewater, New Jersey 08807

September 26, 2012

Dear Stockholder:

On the following pages, you will find a Proxy Statement that describes our Board of Directors’ proposal to amend our Articles of Incorporation to increase the authorized shares of our Common Stock from 100,000,000 shares to 250,000,000 shares.  We also have enclosed your Proxy Card and you will find voting instructions on the enclosed Proxy Card.  If your shares are held in “street name” (that is, held for your account by a broker or other nominee), you will receive instructions from the holder of record that you must follow for your shares to be voted.

Thank you for your ongoing support and continued interest in Energy Edge Technologies Corporation.

Sincerely yours,

By:	/s/ Joe Ragosta
Joe Ragosta
Chief Executive Officer

YOUR VOTE IS IMPORTANT.  PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.  A RETURN ENVELOPE IS ENCLOSED FOR THAT PURPOSE.

Energy Edge Technologies Corporation
1200 Route 22 East, Suite 2000
Bridgewater, New Jersey 08807

PROXY STATEMENT
FOR BOARD OF DIRECTORS’ PROPOSAL
ON SEPTEMBER 26, 2012

This Proxy Statement is being provided to you by Energy Edge Technologies Corporation’s Board of Directors (the “Board”).

INFORMATION ABOUT THE PROXY AND VOTING

Who can vote?

To be able to vote, you must have been an Energy Edge Technologies Corporation (the “Company”) shareholder of record at the close of business on September 19, 2012.  Shareholders of record who own our voting securities at the close of business on September 19, 2012 (the “Record Date”) are entitled to vote on the proposal.

How many votes do I have?

Each share of our common stock that you own on the Record Date entitles you to one vote on each matter that is voted on.

Is my vote important?

Your vote is important no matter how many shares you own.  Please take the time to vote.  Take a moment to read the instructions below.  Choose the way to vote that is easiest and most convenient for you and cast your vote as soon as possible.

How do I vote?

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank or brokerage firm, you may vote by mail.  You may vote by completing and signing the Proxy Card enclosed with this Proxy Statement and promptly mailing it in the enclosed postage-prepaid envelope.  You do not need to put a stamp on the enclosed envelope if you mail it in the United States.  The shares you own will be voted according to your instructions on the Proxy Card you mail.  If you return the Proxy Card, but do not give any instructions on a particular matter described in this Proxy Statement, the shares you own will be voted in accordance with the recommendations of our Board.

Who is soliciting my proxy?

Our Board is soliciting your proxy to vote on its proposal to amend our Articles of Incorporation.  By completing and returning a proxy card, you are authorizing the proxy holder to vote your shares as you have instructed.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, OTC Corporate Transfer Service Company, you are considered, with respect to those shares, the “stockholder of record.”  The Notice has been directly sent to you by us.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.”  The Notice has been forwarded to you by your broker, bank, or company appointed designee.  As the beneficial owner, you have the right to direct your broker, bank, or company appointed designee on how to vote your shares by following their instructions which are included with this proxy, if applicable.

Can I change my vote after I have mailed my Proxy Card or after I have voted my shares?

Yes.  You can change your vote and revoke your proxy at any time before the polls close at 5:00 p.m. EST on November 5, 2012 by doing any one of the following things:

•	Signing another proxy with a later date; or
•	Giving our Corporate Secretary a written notice that you want to revoke your proxy.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions.  In order to vote your shares, you will need to follow the directions your brokerage firm provides to you.  Many brokers also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your brokerage firm on your vote instruction form.

If your shares are held in street name, you must bring an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the Record Date, September 19, 2012.To be able to vote your shares held in street name, you will need to obtain a Proxy Card from the holder of record.

What if I do not mark the boxes on my Proxy Card?

Any Proxy Card returned without directions given will be voted “FOR” the proposal presented.

Who pays for the solicitation of Proxies?

The solicitation of proxies in the enclosed form is made on behalf of the Board.  We pay all costs to solicit these proxies.  Our officers, directors and employees may solicit proxies but will not be additionally compensated for such activities.  We are also working with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such institutions and persons.  We will reimburse their reasonable expenses.

If I don’t vote, how will the shares I own in my brokerage account be voted?

Abstentions and broker non-votes typically will not be counted for purposes of approving any of the matters.  A broker non-vote generally occurs when a broker or nominee who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.  Non-routine matters would be those matters more likely to affect the structure and operations of the company, which would have a greater impact on the value of the underlying security.  Examples of non-routine matters would include, among other things, decisions as to corporate restructuring, poison pill provisions, and changes in capitalization.  In general, routine matters are those matters that do not propose to change the structure, bylaws or operations of the company.  An example of such matters would include, among other things, approval of the auditors.  Therefore, abstentions and broker non-votes generally have no effect under New Jersey law with respect to routine matters which require the approval of only a majority of the shares of common stock voting on the proposal. However, with respect to non-routine matters, abstentions and broker non-votes generally have the effect of a vote “against” a non-routine proposal since a majority of the shares of common stock outstanding must be voted in present or by proxy.  If your shares are held in the name of a brokerage firm, and you do not tell your broker how to vote your shares (a "broker non-vote"), the broker can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal.

What vote is required for each item?

Amendment of our Articles of Incorporation to include an amendment to increase the authorized shares of our Common Stock from 100,000,000 shares to 250,000,000 shares. The affirmative vote of a majority of the total number of votes cast “for” the amendment must exceed the votes cast “against” the amendment, with abstentions and “broker non-votes” not counting as votes “against” the amendment.  If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions.

 Who will count the votes?

The votes will be counted, tabulated and certified by OTC Corporate Transfer Service, our proxy agent.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the Board.  The Inspector of Elections will forward any written comments that you make on the Proxy Card to management without providing your name, unless you expressly request disclosure on your Proxy Card.

How does the Board recommend that I vote on the proposal?

The Board recommends that you vote FOR the proposal.

Where can I find the voting results?

Voting results will be updated by OTC Corporate Transfer Service and can be reviewed at http://shareholderproxy.com/energyet/.  We also plan to file a Current Report on Form 8-K if the action is approved and the amendment is filed with the New Jersey Secretary of State.

How can I obtain an Annual Report on Form 10-K?

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 is available on the Securities & Exchange Commission website at:

http://www.sec.gov/Archives/edgar/data/1495230/000144586612000248/energyedge10k-04162012.htm

Further, the Annual Report and a copy of these proxy materials can be found on the following website:

http://shareholderproxy.com/energyet/

If you would like a copy of our Annual Report on Form 10-K or any of its exhibits, we will send you one without charge.  Please contact:

Energy Edge Technologies Corporation
Attn: Robert Holdsworth, Chief Financial Officer
1200 Route 22 East, Suite 2000
Bridgewater, New Jersey 08807
E-mail:  rholdsworth@energyet.com

Whom should I contact if I have any questions?

Energy Edge Technologies Corporation can be reached by viewing our corporate website at http://energyet.com or

Energy Edge Technologies Corporation
1200 Route 22 East, Suite 2000
Bridgewater, New Jersey 08807
Phone: (888) 729-5722 x100

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one set of materials to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders.  Also, we will promptly deliver a separate copy of these materials and future stockholder communication documents to any stockholder at a shared address to which a single copy of these materials were delivered, or deliver a single copy of these materials and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.  Stockholders may also address future requests regarding delivery of proxy materials and/or annual reports by contacting us at the address noted above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of December 31, 2011, for:
- each of our executive officers and directors;
- all of our executive officers and directors as a group; and
- any other beneficial owner of more than 5% of our outstanding Common Stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class Based on Current Number of Shares Outstanding
Common Stock	Robert E. Holdsworth 1200 Route 22 East, Suite 2000 Bridgewater, New Jersey	30,232,000	37.20% (1)
Common Stock	Joe Ragosta 1200 Route 22 East, Suite 2000 Bridgewater, New Jersey	5,240,000	6.45% (1)
Common Stock	John Gerace 1200 Route 22 East, Suite 2000 Bridgewater, New Jersey	200,000	.25% (1)
Common Stock	All Executive Officers and Directors as a Group	35,672,000	43.89% (1)

(1) Based on 81,261,205 shares as of December 31, 2011.

Beneficial ownership is determined in accordance with the rules of the SEC.  These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include ordinary shares issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.  The information is not necessarily indicative of beneficial ownership for any other purpose.

 Equity Plan Compensation Information and Stock Options

The Company does not currently have any equity compensation plans or any outstanding stock options.

PROPOSAL NO. 1

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED SHARES OF OUR COMMON STOCK
FROM 100,000,000 SHARES TO 250,000,000 SHARES

Our Amended and Restated Articles of Incorporation currently state, in relevant part, that “[t]he total number of shares that this corporation is authorized to issue is One Hundred Million Shares (100,000,000) shares of Common Stock with a par value of $0.00001.”  We propose to amend our Articles of Incorporation to permit us to increase the number of authorized shares of our common stock from 100,000,000 shares to 250,000,000 shares.  Accordingly, we propose to change the relevant part of the Articles of Incorporation to:  “The total number of shares that this corporation is authorized to issue is Two Hundred Fifty Million Shares (250,000,000) shares of Common Stock with a par value of $0.00001.”

Effect of Increase in Authorized Shares

As of the Record Date, a total of 100,000,000 shares of our common stock were authorized of which 97,617,872 shares were issued and outstanding.  The terms of the shares of common stock following the increase in authorized shares will be identical to those of the currently outstanding shares of common stock.  This amendment and the increase in shares of authorized common stock will not alter the current number of issued shares.  The relative rights and limitations of the shares of common stock will remain unchanged under this amendment.

The Board believes the current amount of authorized shares is not consistent with the future needs of the Company’s capital requirements or current shares outstanding and that an increase in the authorized common stock will enable us to be able to more readily raise capital to expand our operations. Therefore, we believe that an increase of authorized common shares will help improve the overall value of the Company.

However, increasing the number of authorized common shares of the Company will increase the likelihood that current shareholders will experience dilution.  In addition, the existence of additional unissued stock could, in certain instances, render more difficult or discourage a merger, tender offer, or proxy contest and thus potentially have an "anti-takeover" effect, especially if stock were issued in response to a potential takeover.  Issuances of stock, including preferred stock with conversion rights, can and have been implemented by some companies in a manner intended to make acquisition of the companies more difficult or more costly.  An issuance of stock could deter the types of takeover transactions that may be proposed or could discourage or limit the stockholders' participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the stockholders and could enhance the ability of officers and directors to retain their positions.  Stockholders should be aware, however, that the Board has a fiduciary obligation to analyze the potential effects of the issuance of any shares upon the Company and our stockholders and to issue shares only when the Board believes the issuance to be in the best interests of our Company and our stockholders.  We have no present intention to use any of the common stock to be authorized in this proposal (or our currently authorized common stock) for anti-takeover purposes.

Implementation

If the foregoing proposal to increase our authorized common stock is adopted by the stockholders, it will become effective upon filing and recording of a Certificate of Amendment to the Articles of Incorporation in compliance with New Jersey law.  The foregoing amendment can only be effective upon an affirmative vote of a majority of the Company’s outstanding shares of common stock at which a quorum is present by proxy.  Any abstentions or broker non-votes will have the effect of a vote against the amendments.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF OUR COMMON STOCK FROM 100,000,000 SHARES TO 250,000,000 SHARES.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes of ownership of such securities with the SEC.  All reports were filed as of September 19, 2012.

DELIVERY OF VOTING MATERIALS

To reduce the expenses of delivering duplicate voting materials to our stockholders who may have more than one Energy Edge Technologies Corporation stock account, we are taking advantage of “house-holding” rules that permit us to deliver only one set of the Proxy Statement to stockholders who share an address unless otherwise requested.  If you hold your shares through a broker, you may have consented to reducing the number of copies of materials delivered to your address.  If you wish to revoke a consent previously provided to your broker, you must contact the broker to do so.  In any event, if you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you.  For future proxy solicitations, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies.

By Order of the Board of Directors,

September 26, 2012	By:	/s/ Joe Ragosta
Bridgewater, New Jersey		Joe Ragosta
Chief Executive Officer

ENERGY EDGE TECHNOLOGIES CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CONTROL ID:
REQUEST ID:

The undersigned appoints Joe Ragosta and Robert Holdsworth, and each of them, as proxies, each with the power of substitution, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Energy Edge Technologies Corporation held of record by the undersigned at the close of business on September 19, 2012.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by fax, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and fax to (561) 336-3681

PROXY VOTE FOR ENERGY EDGE TECHNOLOGIES CORPORATION	PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

Proposal 1	FOR	AGAINST	ABSTAIN
TO AMEND OUR ARTICLES OF INCORPORATIONTO INCREASE THE AUTHORIZED SHARES OF OUR COMMON STOCK FROM 100,000,000 SHARES TO 250,000,000 SHARES	o	o	o
MARK “X” HERE FOR ADDRESS CHANGE:
This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the approval to amend our Articles of Incorporation.
IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

(Print Name of Stockholder and/or Joint Tenant)
(Signature of Stockholder)
(Second Signature if held jointly)
(Date)